Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of Kestra Medical Technologies, Ltd. of our report dated July 17, 2025 relating to the financial statements which appears in Kestra Medical Technologies, Ltd.’s Annual Report on Form 10-K for the year ended April 30, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Irvine, California

December 1, 2025